UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): July 22, 2015 Crossroads Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15331	74-2846643
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North MoPac Expressway #150, Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 349-0300

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 22, 2015, Crossroads Systems, Inc. (the “Company”) received a written notification (the “Notice”) from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company did not satisfy the minimum $35 million in market value of listed securities requirement for continued listing on The NASDAQ Capital Market for the prior 30 consecutive business days, or the alternative requirement of $2.5 million in stockholders’ equity as of its most recent periodic report, as set forth in NASDAQ Listing Rule 5550 (the “Rule”).

The Notice has no immediate effect on the listing of the Company’s common stock on the NASDAQ Capital Market.

In accordance with the NASDAQ Listing Rules, NASDAQ has granted the Company a 180-day period to evidence compliance with the $35 million market value of listed securities requirement, through January 19, 2016.

As previously announced, the Company commenced a rights offering on July 6, 2015 to sell up to 11,263,184 shares of its common stock for $1.25 per share, which if fully subscribed would result in gross proceeds to the Company of approximately $14 million. The rights offering will expire on July 28, 2015. If fully subscribed the proceeds received would be in excess of the amount required for the Company to evidence compliance with the alternative $2.5 million stockholders’ equity requirement, in which case the Company expects it would be deemed by NASDAQ to have satisfied the Rule, thereby closing this matter.

The Company will continue to monitor its market value of listed securities during the 180-day compliance period and will consider, to the extent necessary, other options for regaining compliance with either the $2.5 million stockholders’ equity or $35 million market value of listed securities requirements by the January 19, 2016 deadline. In the event the Company does not regain compliance by the deadline, the Company would be entitled to request a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) and any delisting or suspension action would be stayed pending the hearing and the expiration of any additional extension granted by the Panel.

Item 8.01	Other Events.

On July 22, 2015, the Company issued a press release announcing the receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 22, 2015.

Forward Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to the business and expected future events or future performance of Crossroads Systems, Inc., including statements relating to the proposed rights offering, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems’ ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances, the potential market for our data storage products, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: the amount raised in the proposed rights offering, uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems’ prospectus dated July 6, 2015 filed by Crossroads Systems in connection with its rights offering and in its periodic reports filed with the Securities and Exchange Commission, which can be accessed through the SEC’s website or by clicking “SEC Filings” on the company’s Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this Current Report on Form 8-K are based on management’s beliefs and opinions at the time the statements are made. Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: July 22, 2015	By:	/s/ Jennifer Crane
		Name:	Jennifer Crane
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 22, 2015.